EXHIBIT 10.13

                        SUNGLASS HUT INTERNATIONAL, INC.

                           RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT made as of the 1st day of April, 1997, by and between SUNGLASS HUT INTERNATIONAL, INC., a Florida corporation (the "Company"), and Edward L. Grund (the "Executive").

                                   BACKGROUND

         The Compensation Committee of the Company has determined that it is in the best interests of the Company and its shareholders to recognize the Executive's performance and to provide incentive to the Executive to remain an executive with the Company and enhance the Company's profitability by making a grant to him of Restricted Stock subject to and in accordance with the Sunglass Hut International, Inc. 1996 Executive Incentive Compensation Plan (the "Plan") and the terms of this Agreement. The Plan is incorporated herein by reference and made a part of this Agreement, and any term used in this Agreement and not defined herein shall have the meaning set forth in the Plan.

         NOW, THEREFORE, in consideration of the covenants and of the mutual promises contained herein, the parties hereto , intending to be legally bound hereby, agrees as follows.

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meaning set forth below:

                   (a) "Agreement" shall mean this Restricted Stock Agreement and any amendments thereto.

                   (b) "Award" shall mean the award of Restricted Stock under this Agreement.

                   (c) "Cause" shall mean (i) the willful failure or refusal of the Executive to perform the duties or render the services reasonably assigned to him from time to time by the Company's Chief Executive Officer or Board of Directors (except during reasonable vacation periods or sick leave), (ii) the Executive's unsatisfactory performance of his duties as an employee of the Company which continues after notice and a reasonable opportunity to cure, (iii) the charging or indictment of the Executive in connection with a felony, (iv) the association, directly or indirectly, of the Executive, for his profit or financial benefit, with any person, firm, partnership, association, entity or corporation that competes in any material way with the Company, (v) the disclosing or using of any material trade secret or confidential information of the Company at any time by the Executive, except as required in connection with his duties to the Company, or (vi) the breach by the Executive of his fiduciary duty or duty of trust to the Company.

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                   (d) "Change in Control" shall mean a Change in Control as
defined in Section 9(b) of the Plan.

                   (e) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

                   (f) "Common Stock" shall mean the common stock of the Company as described in the Company's Articles of Incorporation, or such other stock as shall be substituted therefor.

                   (g) "Company" shall mean Sunglass Hut International, Inc., a Florida corporation, or any successor to the Company.

                   (h) Disability" shall mean a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

                   (i) "Disposition" shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

                   (j) "Earnings Per Share" shall mean earnings per share of the Company, as reflected in the audited annual financial statements of the Company for the year, excluding the impact of extraordinary items, non-recurring charges and/or Watch Station and other non-Sunglass Hut business units that may be established in the future.

                   (k) "Restricted Stock" shall mean the Common Stock awarded to the Executive under the terms of this Agreement.

         2. AWARD OF RESTRICTED STOCK. As of the date of this Agreement, the Committee has granted the Award to the Executive, consisting of two hundred thousand (200,000) shares of Common Stock. Such shares shall be issued promptly hereafter in the Executive's name.

         3. DELIVERY OF RESTRICTED STOCK.

                   (a) The restrictions on the Restricted Stock shall lapse, and the shares of the Restricted Stock shall be delivered to the Executive, cumulatively according to the following schedule (provided in each case that the Executive is an employee of the Company or any of its subsidiaries on such relevant vesting date):

                         66,667 shares on April 1, 1998

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                         66,667 shares on April 1, 1999
                         66,666 shares on April 1, 2000

                   (b) The restrictions on all of the shares of Restricted Stock shall also lapse, and all such shares of Restricted Stock shall be delivered to the Executive (or his beneficiaries or estate pursuant to Section 7 hereof in the event of his death), promptly after the first to occur of the following:

                            (i) termination of the Executive's employment with the Company and its subsidiaries by reason of the Executive's death or Disability; or

                            (ii) the occurrence of a Change in Control of the Company.

                   (c) One or more stock certificates evidencing the Restricted Stock shall be issued in the name of the Executive. All such stock certificates shall bear the following legend:

                  "The shares of the Common Stock evidenced by this Certificate are subject to the terms and conditions of a Restricted Stock Agreement dated April 1, 1997 between the registered owner and Sunglass Hut International, Inc.; such shares are subject to forfeiture under the terms of said Agreement; and such shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Agreement, a copy of which is available from Sunglass Hut International, Inc. upon request."

Until certificates evidencing the shares of the Restricted Stock are delivered without restrictions to the Executive in accordance with the terms of this Agreement, the Executive shall (upon request by the Company) deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature guaranteed, corresponding to each certificate for Restricted Stock. If the Executive shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Executive hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

                   (d) The Executive shall not effect a Disposition of any shares of Restricted Stock unless, until and to the extent the restrictions imposed upon such stock shall have lapsed in accordance with this Agreement. Any attempt to effect a Disposition of any shares of Restricted Stock prior to the date on which the restrictions have lapsed, shall be void ab initio.

         4. FORFEITURE UPON TERMINATION OF EMPLOYMENT.

                   (a) Subject to paragraph (b) of this Section 4, if the Executive's employment with the Company and its subsidiaries is terminated for any reason prior to the date on which the

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restrictions on shares of Restricted Stock have lapsed pursuant to Section 3 hereof, the shares of Restricted Stock with respect to which the restrictions have not so lapsed shall be returned to the Company and shall be deemed to have been forfeited by the Executive. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Executive's forfeiture of the shares of Restricted Stock pursuant to this Agreement.

                   (b) Notwithstanding the foregoing, the restrictions on any shares of Non-Forfeited Stock shall lapse, and the Non-Forfeited Stock shall be promptly delivered to the Executive, upon the Company's termination of the Executive's employment other than for Cause.

         5. RIGHTS WITH RESPECT TO RESTRICTED STOCK.

                   (a) Except as otherwise provided in this Agreement, the Executive shall have, with respect to all shares of Restricted Stock, all the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive cash dividends, if any, as may be declared on the Restricted Stock from time to time. Any shares of Common Stock issued to the Executive as a dividend with respect to Restricted Stock shall have the same status and bear the same legend as the Restricted Stock.

                   (b) In the event that the Common Stock, as a result of a stock split or stock dividend or combination of shares or any other change or exchange for other securities, by reclassification, reorganization or otherwise, is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares of the Restricted Stock shall be appropriately adjusted to reflect such change. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

         6. TAXES.

                   (a) The Executive agrees that he shall not make an election (a "Section 83(b) Election") pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the value of the Restricted Stock in his gross income for 1997. In the event that notwithstanding the foregoing, the Executive shall make a Section 83(b) Election with regard to the Restricted Stock, then all of the Restricted Stock, and any dividends received by the Executive with respect thereto, immediately shall be forfeited by the Executive and shall be returned to the Company, and this Agreement shall be void ab initio.

                   (b) The Executive shall, no later than the date as of which any restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Compensation Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock with respect to which the restrictions have lapsed, and the Company shall, to the extent permitted by law, have

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the right to deduct from any payment of any kind otherwise due to Executive any federal, state, or local taxes of any kind required by law to be withheld with respect to such Restricted Stock.

         7. DELIVERY UPON DEATH. In the event of the Executive's death while employed by the Company and its subsidiaries, any shares of Restricted Stock that previously had not been forfeited pursuant to Sections 3 or 4 hereof shall be delivered, without continuance of any restrictions provided for in this Agreement, to the beneficiary or beneficiaries designated by the Executive, or if the Executive has not so designated any beneficiary, or no designated beneficiary survives the Executive, such shares shall be delivered to the personal representative of the Executive's estate.

         8. AMENDMENT, MODIFICATION AND ASSIGNMENT. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Committee. No waiver by either party of any breach by the other party hereto of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall not be assigned by the Executive in whole or in part. The rights and obligations created hereunder shall be binding on the Executive and his heirs and legal representatives and on the successors and assigns of the Company.

         9. MISCELLANEOUS

                   (a) NO RIGHT TO EMPLOYMENT. The grant of the Award shall not be construed as giving the Executive the right to be retained in the employ of the Company nor affect in any way the right of the Company to terminate such employment at any time, with or without cause.

                   (b) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

                   (c) SEVERABILITY. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or the Award under any applicable law, such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the Award, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the Award shall remain in full force and effect).

                   (d) NO TRUST OR FUND CREATED. Neither this Agreement nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Executive or any other person. To the extent that the Executive or

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any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

                   (e) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida.

                   (f) HEADINGS. Headings are given to the Sections and Subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

                   (g) INTERPRETATION. The Executive accepts the Restricted Stock subject to all of the terms and provisions of the Plan and this Agreement. The Executive hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

                   (h) PLAN CONTROLS. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this
Agreement, the provisions of the Plan shall be controlling and determinative.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                       SUNGLASS HUT INTERNATIONAL, INC.

                                       By:_____________________________________
                                          JACK B. CHADSEY, President and Chief
                                          Executive Officer

                                       ________________________________________
                                                    EDWARD L. GRUND